UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2014

FSP 303 EAST WACKER DRIVE CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-53165	20-8061759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Resignation of independent registered public accounting firm.

On January 10, 2014, FSP 303 East Wacker Drive Corp. (the “Registrant”) was informed by its independent registered public accounting firm, Braver P.C. (“Braver”), that it had combined its practice (the “Transaction”) with Marcum LLP effective as of January 10, 2014. As a result of the Transaction, Braver effectively resigned as the Registrant’s independent registered public accounting firm.

The principal accountant’s reports of Braver on the financial statements of the Registrant as of and for the periods ended December 31, 2011 and December 31, 2012 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the period commencing January 1, 2011 and through the effective date of the Transaction, there were no disagreements with Braver on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to Braver’s satisfaction would have caused Braver to make reference thereto in connection with its reports on the financial statements for such period. During the period commencing January 1, 2011 and through the effective date of the Transaction, there were no reportable events of the types described in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Braver with a copy of the foregoing disclosure and requested Braver to furnish the Registrant with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made herein. A copy of the letter furnished by Braver, dated January 16, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

See Exhibit Index attached hereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FSP 303 EAST WACKER DRIVE CORP.

Date: January 16, 2014	By: /s/ George J. Carter
George J. Carter President

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EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter dated January 16, 2014 from Braver to the Securities and Exchange Commission regarding change in certifying accountant of the Registrant.

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